Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

JBS USA Holdings, Inc.

Greeley, Colorado

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated July 21, 2009, relating to our audit of the consolidated financial statements of JBS USA Holdings, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

Dallas, Texas

July 22, 2009